UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2011

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Chesapeake 2011-2 Indenture Supplement

On September 28, 2011, Chesapeake Funding LLC (“Chesapeake”), an indirect, wholly owned subsidiary of PHH Corporation (“PHH,” the “Company,” “we” or “our”), entered into a Series 2011-2 Indenture Supplement (the “Series 2011-2 Supplement”), between Chesapeake, as issuer, and The Bank of New York Mellon (“BNYM”), as indenture trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008 (as amended, the “A&R Base Indenture”), between Chesapeake, as issuer, and BNYM, as indenture trustee.

Pursuant to the Series 2011-2 Supplement, Chesapeake issued $350,000,000 in aggregate principal amount of floating rate asset backed investor notes consisting of (i) $326,750,000 in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes, Class A (“Series 2011-2 Class A Notes”), (ii) $12,050,000 in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes, Class B (“Series 2011-2 Class B Notes”) and (iii) $11,200,000 in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes, Class C (“Series 2011-2 Class C Notes” and, together with the Series 2011-2 Class A Notes and Series 2011-2 Class B Notes, the “Series 2011-2 Notes”).

All of the Series 2011-2 Class A Notes and $8,000,000 in aggregate principal amount of the Series 2011-2 Class B Notes were sold to third party purchasers unaffiliated with Chesapeake or PHH.  The remaining $4,050,000 in aggregate principal amount of the Series 2011-2 Class B Notes and all of the Series 2011-2 Class C Notes were retained by PHH Sub 2 Inc., a wholly owned subsidiary of PHH and an affiliate of Chesapeake.

Substantially all of the net proceeds of the sale of the Series 2011-2 Notes were used by Chesapeake to paydown its Series 2010-1 Floating Rate Asset Backed Variable Funding Notes, Class A (the “Series 2010-1 Class A Notes”) and Series 2011-1 Floating Rate Asset Backed Variable Funding Notes, Class A (the “Series 2011-1 Class A Notes”).  As of September 28, 2011, after giving effect to these transactions, undrawn committed capacity under the Series 2010-1 Class A Notes and Series 2011-1 Class A Notes of $236,639,608 and $169,028,292, respectively, remains available to finance the existing portfolio of leases and the acquisition of vehicles for PHH’s domestic fleet customers.

The Series 2011-2 Notes bear interest at variable rates payable monthly. The Series 2011-2 Supplement incorporates by reference from the A&R Base Indenture certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.  Upon commencement of the 2011-2 Amortization Period (as defined in the 2011-2 Supplement), the Series 2011-2 Notes will amortize in accordance with their respective terms and noteholders will be repaid as lease payments are received over the lease term of the vehicle leases and related assets that collateralize such notes.

Relationships

BNYM and its affiliates provide products and services to, make loans to, and engage in various other transactions with PHH and its affiliates in the ordinary course of their respective businesses, including, without limitation, indenture trustee, document custodian, underwriting, and treasury related products and services, for which BNYM and its affiliates receive customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President, General Counsel &
Secretary

Dated:  October 4, 2011